Exhibit 99.1

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, MA 01880

Phone: 781/224-0880	Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and	Executive Vice President,
	Chief Executive Officer	Chief Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS REPORTS

FIRST QUARTER 2010 FINANCIAL RESULTS

WAKEFIELD, MASSACHUSETTS – April 28, 2010 – American Dental Partners, Inc. (NASDAQ: ADPI) announced financial results today for the quarter ended March 31, 2010.

Comparing results for the first quarter of 2010 with results for the first quarter of 2009:

•	Net revenue was $71,854,000 for the first quarter of 2010 as compared to $69,385,000 for the first quarter of 2009, an increase of 4%.

•	Earnings from operations were $6,614,000 for the first quarter of 2010 as compared to $5,949,000 for the first quarter of 2009, an increase of 11%.

•	Net earnings were $2,345,000 for the first quarter of 2010 as compared to $1,421,000 for the first quarter of 2009, an increase of 65%.

•	Diluted net earnings per share were $0.15 for the first quarter of 2010 as compared to $0.11 for the first quarter of 2009, an increase of 36%.

•	Diluted cash net earnings per share were $0.24 for the first quarter of 2010 as compared to $0.21 for the first quarter of 2009, an increase of 14%.

Patient revenue of the Company’s affiliated dental group practices was $110,787,000 for the quarter, which includes $105,022,000 from dental group practices that are affiliated with the Company by means of service agreements and $5,765,000 from Arizona’s Tooth Doctor for Kids, which is 85% owned by the Company. Same market patient revenue growth was -2.3% for the quarter and -2.9% excluding in-market practice acquisitions.

For the quarter, cash flow from operations was $7,699,000 and capital expenditures were $1,001,000. The Company completed one de novo facility during the quarter.

The Company recognized $391,000 of stock-based compensation expense, which has been included in general corporate expenses, $238,000 net of tax or $0.01 per diluted share, during the quarter as compared to $339,000, $205,000 net of tax or $0.02 per diluted share, for the same quarter last year.

Cash net earnings and cash earnings from operations are non-GAAP financial measures. In accordance with the requirements of Regulation G of the Securities and Exchange Commission, please see the attached financial tables for a presentation of the most comparable GAAP measures and the reconciliation to the nearest GAAP measure and all additional reconciliations required by Regulation G.

The Company regards non-GAAP financial measures, such as cash net earnings and cash earnings from operations, as important financial measures for understanding its relative financial performance. These measures exclude amortization expense, net of tax. The Company incurs significant amortization expense related to its service agreements in contrast to many companies, in the same and other industries, that do not amortize based on changes in authoritative literature for goodwill and other intangibles. The primary limitations associated with the Company’s use of non-GAAP measures are that these measures may not be directly comparable to the amounts reported by other companies. Management compensates for these limitations by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

For further discussion of these events and a comprehensive review of the quarter ended March 31, 2010, the Company will host its previously announced conference call on Thursday, April 29, 2010 at 9:00 a.m., EDT, which will be broadcast live over the Internet at www.amdpi.com. The call will be hosted by Gregory A. Serrao, Chairman, President and Chief Executive Officer. To access the webcast, participants should visit the Investor Relations section of the website at least fifteen minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available at www.amdpi.com approximately two hours after the call through 6:00 p.m., EDT, Thursday, May 6, 2010.

American Dental Partners is one of the nation’s leading business partners to dental group practices. The Company is affiliated with 25 dental group practices, which have 267 dental facilities with approximately 2,252 operatories located in 19 states.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of the historical information contained in this press release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively affect the matters herein described, including but not limited to the Company’s risks associated with overall or regional economic conditions, dependence upon affiliated dental practices, contracts the affiliated practices have with third-party payors, government regulation of the dental industry, impact of health care reform, dependence upon service agreements and the impact of any terminations or potential terminations of such contracts, business interruptions, the outcome of pending litigation and the Company’s acquisition and affiliation strategy, which are detailed from time to time in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q.

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2010	2009
Net revenue	$71,854	$69,385
Operating expenses:
Salaries and benefits	29,602	30,156
Lab fees and dental supplies	11,068	10,293
Office occupancy expenses	9,125	8,499
Other operating expenses	6,547	5,988
General corporate expenses	3,647	3,360
Depreciation expense	2,845	2,715
Amortization of intangible assets	2,406	2,425

Total operating expenses	65,240	63,436

Earnings from operations	6,614	5,949
Interest expense, net	2,652	3,370

Earnings before income taxes	3,962	2,579
Income taxes	1,550	1,021

Consolidated net earnings	2,412	1,558
Noncontrolling interest	67	137

Net earnings	$2,345	$1,421

Net earnings per common share:
Basic	$0.15	$0.11

Diluted	$0.15	$0.11

Weighted average common shares outstanding:
Basic	15,714	12,935

Diluted	16,054	12,994

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$8,436	$6,807
Accounts receivable, net	21,232	20,811
Other current assets	15,299	15,529

Total current assets	44,967	43,147

Property and equipment, net	51,971	53,766

Other non-current assets:
Goodwill	86,852	86,852
Intangible assets, net	179,968	180,573
Other assets	9,240	9,673

Total non-current assets	276,060	277,098

Total assets	$372,998	$374,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$29,319	$27,211
Other current liabilities	11,373	12,054
Current maturities of debt	9,187	8,685

Total current liabilities	49,879	47,950

Non-current liabilities:
Long-term debt	87,667	93,506
Other liabilities	45,051	45,239

Total non-current liabilities	132,718	138,745

Total liabilities	182,597	186,695

Noncontrolling Interest	2,007	1,857

Commitments and contingencies
Stockholders’ equity	188,394	185,459

Total liabilities and stockholders’ equity	$372,998	$374,011

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(in thousands, except per share amounts and selected statistical data)

(unaudited)

Selected statistical data

	Three Months Ended
	March 31,
	2010	2009
Number of dental facilities	267	243
Number of operatories (a)	2,252	2,120
Number of affiliated dentists (b)	567	542

(a)	An operatory is an area where dental care is performed and generally contains a dental chair, a hand piece delivery system and other essential equipment.
(b)	Includes full-time equivalent general or specialty dentists employed by or contracted with the affiliated practices, including Arizona’s Tooth Doctor for Kids.

Reconciliation of GAAP earnings, as reported, to cash net earnings

	Three Months Ended
	March 31,
	2010	2009
Net earnings (as reported)	$2,345	$1,421
Add: Amortization of service agreements, net of tax	1,462	1,361

Cash net earnings	$3,807	$2,782

Weighted average diluted common shares outstanding	16,054	12,994

Diluted net earnings per share	$0.15	$0.11

Diluted cash net earnings per share	$0.24	$0.21

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(in thousands)

(unaudited)

Patient revenue and same market patient revenue growth (c)

	Three Months Ended
	March 31,		%
	2010	2009	Change
Patient revenue of affiliated practices:
Platform dental group practices affiliated with the Company in both periods of comparison	$104,172	$106,667	-2.3%
Platform dental group practices that affiliated with the Company during periods of comparison	6,615	90	—

Total patient revenue	110,787	106,757	3.8%
Patient revenue of Arizona Tooth Doctor	5,765	6,124	-5.9%

Patient revenue of affiliated practices other than Arizona
Tooth Doctor	105,022	100,633	4.4%
Net revenue due to the Company under service agreements	65,502	62,555	4.7%

Amounts retained by affiliated practices other than
Arizona Tooth Doctor	$39,520	$38,078	3.8%

(c)	Includes patient revenue of affiliated dental group practices which are not consolidated with the Company’s financial results and patient revenue of Arizona’s Tooth Doctor for Kids which is consolidated with the Company’s financial results.

Components of same market patient revenue growth

	Three Months Ended
	March 31,		%
	2010	2009	Change
Existing practice locations (d)	101,384	105,046	-3.5%
De novo practice locations (e)	1,491	811	83.8%
Expanded/relocated practice locations (e)	705	779	-9.5%

Same market growth excluding acquisitions	103,580	106,636	-2.9%
Acquired practice locations (e)	592	31	—

Same market patient revenue growth	104,172	106,667	-2.3%

(d)	Includes practice locations included in both periods of comparison
(e)	Includes practice locations completed or aquired in either period of comparison.